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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 1, 2001
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                 1-10702            34-1531521
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  (State or Other Jurisdiction     (Commission         (IRS Employer
        of Incorporation)          File Number)      Identification No.)



  500 Post Road East, Suite 320, Westport, Connecticut          06880
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        (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Terex Corporation ("Terex") announced by press release dated October 1, 2001 that it has completed the acquisition of CMI Corporation ("CMI"), a manufacturer and marketer of a wide variety of mobile equipment and materials processing equipment for the road building and heavy construction industry. As the closing consolidated net debt of CMI was less than the $75.25 million threshold included in the merger agreement, each outstanding share of CMI common stock will be converted into 0.16 of a share of Terex common stock in connection with the merger. Accordingly, Terex expects to issue approximately 3.6 million shares of Terex common stock in connection with the acquisition. CMI will now operate as a subsidiary of Terex.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 2, 2001


                                              TEREX CORPORATION


                                              By:  /s/ Eric I Cohen
                                                   Eric I Cohen
                                                   Senior Vice President